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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 25, 1997
                                                         -----------------

                              ESCALON MEDICAL CORP.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

      California                0-20127              33-0272839
   -----------------      ------------------    ---------------------
    (State or Other        (Commission File       (I.R.S. Employer
    Jurisdiction of             Number)          Identification No.)
    Incorporation)

             182 Tamarack Circle
             Skillman, New Jersey                             08558
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  (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:    (609) 497-9141
                                                     -------------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.        OTHER EVENTS.

           On November 20, 1997, the Company held its annual meeting of shareholders at which time the shareholders approved a one-for-four reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Common Stock"). As a result of the Reverse Split, each shareholder now has one share of Common Stock for every four shares owned before the Reverse Split. As a result of the Reverse Split, there were adjustments made to the Company's Class A Redeemable Common Stock Purchase Warrant, Class B Redeemable Common Stock Purchase Warrant and Class C Common Stock Purchase Warrant. Specifically, as a result of the Reverse Split, the exercise price of the warrants and the number of warrants that must be delivered to the Company in order to purchase a share of Common Stock increased by a factor of four.

           Finally, the Reverse Split necessitated an amendment (the "Third Amendment") to the Registrant's Warrant Agreement with American Stock Transfer & Trust Company dated as of November 17, 1993, as amended on June 1, 1994 and September 1, 1994. The Third Amendment is annexed hereto as Exhibit 4.6(d).



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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (c)    Exhibits

         Exhibit Number          Description

             4.6(d) Third Amendment to the Warrant Agreement between Registrant and American Stock Transfer & Trust Company, dated as of November 25, 1997


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ESCALON MEDICAL CORP.
                                                   (Registrant)

                                               By  /s/ John T. Rich
                                                   ---------------------
                                                   John T. Rich
                                                   Vice President, Finance and
                                                   Administration, Secretary


Dated:  November 26, 1997